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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):          July 21, 1999
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                               Alfa Leisure, Inc.
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             (Exact name of registrant as specified in its charter)


         Texas                          0-8624                   75-1309458
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)


                   13501 "5th" Street, Chino, California 91710
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:         (909) 628-5574
                                                     ---------------------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         On July 21, 1999, the Board of Directors of the Registrant approved the merger of Alfa Leisure, Inc. with and into Alfa Leisure Acquisition Corp., a California corporation which will own in excess of 90% of the common stock of the Registrant prior to the effective date of the merger. Shareholders of the Registrant who do not exchange their shares of the Registrant's common stock for common stock of Alfa Leisure, Inc. Acquisition Corp. prior to the effectiveness of the merger are expected to receive cash in the amount of $2.75 per share for their shares of the Registrant's common stock in the merger.

         The Board of Directors of the Registrant has obtained the opinion of Marshall & Stevens, Incorporated dated as of July 19, 1999 that the cash consideration being paid to the minority shareholders in the merger is fair to the minority shareholders of the Registrant from a financial point of view.

         The merger is expected to become effective on or about September 15, 1999 following mailing of a Schedule 13E-3 and information concerning statutory dissenter's rights to the shareholders of the Registrant.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits.
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         Not Applicable.






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ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Alfa Leisure, Inc.
                                             (Registrant)





Date:  July 21, 1999                         By: /s/ JOHNNIE R. CREAN
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                                                 Johnnie R. Crean,
                                                 President




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